Exhibit 99.1

FOR IMMEDIATE RELEASE                                                            Contact:

Mike Van Handel
+1.414.906.6305
michael.vanhandel@manpowergroup.com

ManpowerGroup Reports 2nd Quarter and First Half 2011 Results

    MILWAUKEE, July 21, 2011 -- ManpowerGroup (NYSE: MAN) today reported that net earnings per diluted share for the three months ended June 30, 2011 were 87 cents compared to 40 cents in the prior year period. Net earnings in the quarter were $72.7 million compared to $32.7 million a year earlier. Revenues for the second quarter were $5.7 billion, an increase of 24 percent from the year earlier period, or an increase of 12 percent in constant currency.

Net earnings in the second quarter were favorably impacted by 11 cents per diluted share, as foreign currencies were relatively stronger compared to the prior year period.

ManpowerGroup Chairman and CEO Jeffrey A. Joerres, said, “We continued to drive solid revenue growth with all geographies participating; Mexico, France and Italy all grew in excess of 15 percent in constant currency. Our emerging markets grew in excess of that. Experis, our professional resourcing brand, performed well, with global revenue increasing 12 percent in constant currency. These solid revenue gains clearly contributed to very good operational leverage. In the latter part of June certain markets experienced softening, however, we continue to be optimistic that we will achieve good year-over-year growth.

“We are anticipating the third quarter of 2011 diluted earnings per share to be in the range of 90 cents to $1.00, which includes an estimated favorable currency impact of 10 cents,” Joerres stated.

Earnings per diluted share for the six months ended June 30, 2011 were $1.30 compared to 44 cents per diluted share in 2010. Net earnings were $108.4 million compared to $35.5 million in the prior year. Revenues for the six-month period were $10.7 billion, an increase of 24 percent from the prior year or 17 percent in constant currency. Foreign currency exchange rates had a favorable impact of 14 cents for the six-month period.

In conjunction with its second quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on July 21, 2011 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://www.manpowergroup.com/investors.

Supplemental financial information referenced in the conference call can be found at http://www.manpowergroup.com/investors.

About ManpowerGroup™
ManpowerGroup™ (NYSE: MAN), the world leader in innovative workforce solutions, creates and delivers high-impact solutions that enable our clients to achieve their business goals and enhance their competitiveness. With over 60 years of experience, our $22 billion company creates unique time to value through a comprehensive suite of innovative solutions that help clients win in the Human Age. These solutions cover an entire range of talent-driven needs from recruitment and assessment, training and development, and career management, to outsourcing and workforce consulting. ManpowerGroup maintains the world’s largest and industry-leading network of nearly 3,900 offices in over 80 countries and territories, generating a dynamic mix of an unmatched global footprint with valuable insight and local expertise to meet the needs of its 400,000 clients per year, across all industry sectors, small and medium-sized enterprises, local, multinational and global companies. By connecting our deep understanding of human potential to the ambitions of clients, ManpowerGroup helps the organizations and individuals we serve achieve more than they imagined – because their success leads to our success. And by creating these powerful connections, we create power that drives organizations forward, accelerates personal success and builds more sustainable communities. We help power the world of work. The ManpowerGroup suite of solutions is offered through ManpowerGroup™ Solutions, Manpower®, Experis™ and Right Management®. Learn more about how the ManpowerGroup can help you win in the Human Age at www.manpowergroup.com.

Forward-Looking Statements
This news release contains statements, including earnings projections and statements about revenue growth, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2010, which information is incorporated herein by reference.

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ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2011	2010	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,667.3	$4,585.6	23.6%	12.0%
Cost of services	4,705.1	3,788.6	24.2%	12.4%
Gross profit	962.2	797.0	20.7%	9.8%
Selling and administrative expenses	811.4	717.9	13.0%	3.5%
Operating profit	150.8	79.1	90.6%	67.5%
Interest and other expenses	11.8	11.9	-1.2%
Earnings before income taxes	139.0	67.2	106.9%	80.6%
Provision for income taxes	66.3	34.5	91.6%
Net earnings	$72.7	$32.7	123.1%	94.8%
Net earnings per share - basic	$0.89	$0.40	122.5%
Net earnings per share - diluted	$0.87	$0.40	117.5%	90.0%
Weighted average shares - basic	82.0	81.5	0.6%
Weighted average shares - diluted	83.3	82.5	1.0%

(a) Revenues from services include fees received from our franchise offices of $5.7 million and $5.8 million for the three months ended June 30, 2011 and 2010, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $249.6 million and $237.3 million for the three months ended June 30, 2011 and 2010, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2011	2010	Reported	Currency
	(Unaudited)
Revenues from Services: (a)
Americas:
United States (b)	$791.6	$726.6	9.0%	9.0%
Other Americas	379.4	306.1	23.9%	18.5%
	1,171.0	1,032.7	13.4%	11.8%
Southern Europe:
France	1,644.0	1,255.9	30.9%	15.5%
Italy	344.9	258.8	33.3%	17.6%
Other Southern Europe	193.7	168.5	14.9%	3.0%
	2,182.6	1,683.2	29.7%	14.5%
Northern Europe	1,566.3	1,265.2	23.8%	9.4%
APME	662.8	505.7	31.0%	16.4%
Right Management	84.6	98.8	-14.3%	-19.9%
	$5,667.3	$4,585.6	23.6%	12.0%

Operating Unit Profit: (a)
Americas:
United States	$27.2	$14.7	85.0%	85.0%
Other Americas	12.3	8.7	42.3%	36.1%
	39.5	23.4	69.2%	66.9%
Southern Europe:
France	24.8	9.9	148.9%	117.9%
Italy	22.4	13.5	65.7%	45.8%
Other Southern Europe	2.7	2.1	30.1%	20.0%
	49.9	25.5	95.4%	71.9%
Northern Europe	56.1	28.4	97.4%	72.3%
APME	18.9	12.0	58.9%	43.3%
Right Management	2.8	7.8	-64.4%	-64.5%
	167.2	97.1
Corporate expenses	(30.5)	(22.8)
Intangible asset amortization expense	(9.4)	(11.6)
Reclassification of French business tax	23.5	16.4
Operating profit	150.8	79.1	90.6%	67.5%
Interest and other expenses (c)	(11.8)	(11.9)
Earnings before income taxes	$139.0	$67.2

(a) Effective January 1, 2011, we created a new organizational structure in Europe in order to elevate our service quality throughout Europe, Middle East and Africa. Other Southern Europe and Northern Europe, previously reported in Other EMEA, are now separate reportable segments. France, Italy, and Other Southern Europe are aggregated into our Southern Europe reportable segment. All previously reported results have been restated to conform to the current year presentation. Additionally, we changed the name of our Asia Pacific reportable segment to APME; the results of this reportable segment have not been restated as only the name has changed.

(b) In the United States, revenues from services include fees received from our franchise offices of $3.2 million and $3.4 million for the three months ended June 30, 2011 and 2010, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $163.2 million and $155.8 million for the three months ended June 30, 2011 and 2010, respectively.

(c) The components of interest and other expenses were:
	2011	2010
Interest expense	$11.1	$12.5
Interest income	(1.6)	(1.4)
Foreign exchange (gain) loss	(0.2)	0.9
Miscellaneous expense (income), net	2.5	(0.1)
	$11.8	$11.9

ManpowerGroup
Results of Operations
(In millions, except per share data)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2011	2010	Reported	Currency
	(Unaudited)
Revenues from services (a)	$10,739.7	$8,684.9	23.7%	16.6%
Cost of services	8,919.9	7,186.4	24.1%	17.0%
Gross profit	1,819.8	1,498.5	21.4%	14.6%
Selling and administrative expenses	1,583.4	1,386.8	14.2%	8.4%
Operating profit	236.4	111.7	111.7%	92.2%
Interest and other expenses	22.9	24.8	-7.7%
Earnings before income taxes	213.5	86.9	145.7%	121.2%
Provision for income taxes	105.1	51.4	104.3%
Net earnings	$108.4	$35.5	205.8%	175.3%
Net earnings per share - basic	$1.32	$0.44	200.0%
Net earnings per share - diluted	$1.30	$0.44	195.5%	161.4%
Weighted average shares - basic	82.0	80.1	2.3%
Weighted average shares - diluted	83.7	81.2	3.0%

(a) Revenues from services include fees received from our franchise offices of $11.6 million and $10.4 million for the six months ended June 30, 2011 and 2010, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $524.1 million and $431.2 million for the six months ended June 30, 2011 and 2010, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2011	2010	Reported	Currency
	(Unaudited)
Revenues from Services: (a)
Americas:
United States (b)	$1,542.5	$1,209.3	27.6%	27.6%
Other Americas	741.2	600.6	23.4%	18.9%
	2,283.7	1,809.9	26.2%	24.7%
Southern Europe:
France	2,997.8	2,363.4	26.8%	19.1%
Italy	629.5	493.0	27.7%	19.9%
Other Southern Europe	373.7	326.9	14.3%	7.9%
	4,001.0	3,183.3	25.7%	18.1%
Northern Europe	3,022.9	2,486.4	21.6%	13.0%
APME	1,265.7	1,003.2	26.1%	13.8%
Right Management	166.4	202.1	-17.7%	-21.3%
	$10,739.7	$8,684.9	23.7%	16.6%

Operating Unit Profit: (a)
Americas:
United States	$35.9	$2.8	N/A	N/A
Other Americas	25.1	18.3	37.4%	33.2%
	61.0	21.1	189.1%	185.5%
Southern Europe:
France	36.8	10.1	263.3%	231.3%
Italy	35.3	20.3	73.4%	60.1%
Other Southern Europe	4.9	1.2	320.2%	293.9%
	77.0	31.6	143.3%	123.5%
Northern Europe	98.0	47.4	106.9%	88.3%
APME	35.4	24.5	45.0%	31.9%
Right Management	6.1	20.3	-70.0%	-70.2%
	277.5	144.9
Corporate expenses	(62.5)	(46.8)
Intangible asset amortization expense	(19.0)	(16.5)
Reclassification of French business tax	40.4	30.1
Operating profit	236.4	111.7	111.7%	92.2%
Interest and other expenses (c)	(22.9)	(24.8)
Earnings before income taxes	$213.5	$86.9

(a) Effective January 1, 2011, we created a new organizational structure in Europe in order to elevate our service quality throughout Europe, Middle East and Africa. Other Southern Europe and Northern Europe, previously reported in Other EMEA, are now separate reportable segments. France, Italy, and Other Southern Europe are aggregated into our Southern Europe reportable segment. All previously reported results have been restated to conform to the current year presentation. Additionally, we changed the name of our Asia Pacific reportable segment to APME; the results of this reportable segment have not been restated as only the name has changed.

(b) In the United States, revenues from services include fees received from our franchise offices of $5.9 million for the six months ended June 30, 2011 and 2010. These fees are primarily based on revenues generated by the franchise offices, which were $311.7 million and $288.0 million for the six months ended June 30, 2011 and 2010, respectively.

(c) The components of interest and other expenses were:
	2011	2010
Interest expense	$21.3	$23.6
Interest income	(3.0)	(3.0)
Foreign exchange losses	0.3	2.8
Miscellaneous expenses, net	4.3	1.4
	$22.9	$24.8

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Jun. 30	Dec. 31
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$543.5	$772.6
Accounts receivable, net	4,496.8	3,844.1
Prepaid expenses and other assets	182.1	197.6
Future income tax benefits	66.2	59.7
Total current assets	5,288.6	4,874.0
Other assets:
Goodwill and other intangible assets, net	1,350.5	1,330.3
Other assets	456.6	355.1
Total other assets	1,807.1	1,685.4
Property and equipment:
Land, buildings, leasehold improvements and equipment	743.2	688.8
Less: accumulated depreciation and amortization	562.3	518.5
Net property and equipment	180.9	170.3
Total assets	$7,276.6	$6,729.7
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,541.0	$1,313.9
Employee compensation payable	214.0	240.2
Accrued liabilities	526.7	547.4
Accrued payroll taxes and insurance	730.6	677.7
Value added taxes payable	543.8	482.2
Short-term borrowings and current maturities of long-term debt	468.2	28.7
Total current liabilities	4,024.3	3,290.1
Other liabilities:
Long-term debt	290.6	669.3
Other long-term liabilities	406.0	373.1
Total other liabilities	696.6	1,042.4
Shareholders' equity:
Common stock	1.1	1.1
Capital in excess of par value	2,815.1	2,781.7
Retained earnings	860.8	785.2
Accumulated other comprehensive income	157.5	87.0
Treasury stock, at cost	(1,278.8)	(1,257.8)
Total shareholders' equity	2,555.7	2,397.2
Total liabilities and shareholders' equity	$7,276.6	$6,729.7

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	June 30
	2011	2010
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$108.4	$35.5
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	52.1	50.5
Deferred income taxes	(59.7)	(6.9)
Provision for doubtful accounts	14.4	13.5
Share-based compensation	16.5	11.5
Excess tax benefit on exercise of stock options	(1.1)	(0.8)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(425.1)	(480.1)
Other assets	(51.4)	(26.3)
Other liabilities	153.8	337.4
Cash used in operating activities	(192.1)	(65.7)
Cash Flows from Investing Activities:
Capital expenditures	(27.6)	(27.9)
Acquisitions of businesses, net of cash acquired	(15.2)	(258.5)
Proceeds from sales of property and equipment	2.8	2.3
Cash used in investing activities	(40.0)	(284.1)
Cash Flows from Financing Activities:
Net change in short-term borrowings	4.4	(5.5)
Proceeds from long-term debt	0.1	1.4
Repayments of long-term debt	(0.1)	(0.8)
Proceeds from share-based awards	17.8	14.8
Excess tax benefit on exercise of stock options	1.1	0.8
Repurchases of common stock	(18.8)	-
Dividends paid	(32.8)	(30.6)
Cash used in financing activities	(28.3)	(19.9)
Effect of exchange rate changes on cash	31.3	(92.4)
Change in cash and cash equivalents	(229.1)	(462.1)
Cash and cash equivalents, beginning of period	772.6	1,014.6
Cash and cash equivalents, end of period	$543.5	$552.5